Exhibit 4.1
[FACE OF CERTIFICATE]
NUMBER
HO
[LOGO]
HORIZON OFFSHORE, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
SHARES
CUSIP 44043J 20 4
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT
is the owner of
FULLY-PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, $0.00001 PAR VALUE, OF
HORIZON OFFSHORE, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, and the Bylaws of the Corporation, as amended (copies of which are on file at the office of the Transfer Agent), to all of which the holder of this certificate by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:
/sig/
Executive Vice President, Secretary and General Counsel
[SEAL]
/sig/
President and Chief Executive Officer
COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE
[REVERSE OF CERTIFICATE]
HORIZON OFFSHORE, INC.

The Corporation will furnish to any stockholder, upon request and without charge, a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT —                        (Cust)                      Custodian                       (Minor)                       under Uniform Gifts to Minors Act                      (State)
Additional abbreviations may also be used though not in the above list.
For value received,                      hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
Please print or typewrite name and address including postal zip code of assignee
Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated
SIGNATURE
Signature Guaranteed By:
Banker or Member Firm of a Stock Exchange
Signature(s) Guaranteed:
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.